EXHIBIT 99.1


                                            500 Spruce Tree Centre
      [IMAGE SENSING SYSTEMS,INC. LOGO]     1600 University Avenue West
                                            St. Paul, Minnesota 55104-3825 USA
                                            651.603.7700 Fax:  651.603.7795
                                            www.imagesensing.com


                                          NEWS RELEASE
                                          ------------

CONTACTS:    ART BOURGEOIS, CHIEF FINANCIAL OFFICER
             IMAGE SENSING SYSTEMS, INC. PHONE: 651.603.7700


FOR IMMEDIATE RELEASE
---------------------

         IMAGE SENSING SYSTEMS ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
         ---------------------------------------------------------------

SAINT PAUL, MINN.,  OCTOBER 31, 2005-Image Sensing Systems,  Inc. (ISS) (NASDAQ:
ISNS), announced today financial results for its third quarter ended September 30, 2005.

Net income for the quarter increased 17.2% to $1,145,000 ($0.30 per fully diluted share) from $977,000 ($0.26 per fully diluted share) for the comparable period in 2004, while net income for the nine-month period ended September 30, 2005 decreased 5.4% to $2,152,000 ($0.56 per fully diluted share) from $2,276,000 ($0.60 per fully diluted share) for the comparable period in 2004.

Revenues for the third quarter were $3,463,000, a 12.5% increase from $3,077,000 for the comparable period in fiscal 2004, while revenues for the nine-month period ended September 30, 2005 were $8,114,000, a 5.4% decrease from $8,578,000 for the comparable period a year ago. Revenue from royalty income for the third quarter increased 6.3% to $2,669,000 from $2,511,000 in the third quarter of 2004 and increased 13.5% to $6,468,000 in the first nine months of fiscal 2005 from $5,698,000 in the comparable period of 2004 and reflects the continuing success that ISS's North American distributor, Econolite Control Products, Inc., is having selling the Autoscope Solo product in the United States and Canada. International sales for the third quarter of 2005 increased 40.3% to $794,000 from $566,000 for the comparable quarter in 2004 and decreased 42.8% to $1,646,000 in the first nine months of fiscal 2005 from $2,880,000 in the comparable period of 2004. Revenue improvements for the third quarter came from increased sales volume from both the European and Hong Kong subsidiaries. The decrease in revenue from international sales for the nine-month period ended September 30, 2005 was due to reduced sales from the Hong Kong subsidiary in the first half of 2005. They were unable to repeat a large order sold in the second quarter of 2004 to a customer in Korea. In addition, transition to a new loop detection product for sale in the Asian market was delayed due to technical issues that have since been corrected.

Operating expenses for the quarter were $1,368,000, an 8.1% increase from $1,265,000 in 2004 while operating expenses for the first nine months of fiscal 2005 increased 14.2% to $4,027,000 from $3,527,000 in fiscal 2004. The increases were due primarily to the addition of technical and sales staff in Europe and the U.S.

Jim Murdakes, Chairman and CEO said, "We were very pleased with the third quarter results, especially to have all three markets show revenue increases over the third quarter of 2004. Although we have had a decline in revenues and earnings for the first nine months of 2005 compared to 2004, we believe the third quarter is a good indicator that we are turning the corner internationally and are positioning ourselves for the coming new fiscal year."

Headquartered in St. Paul, Minnesota, Image Sensing Systems, Inc. combines expertise in image processing, hardware and software engineering, and communications to develop video vehicle detection systems for traffic management and control applications. The Autoscope vehicle detection system is the world leader in video detection for advanced traffic management systems for highways, tunnel incident detection, intersection control, and traffic data collection. The Autoscope system provides traffic managers the means to reduce roadway congestion, improve roadway planning, and improve cost efficiencies.

SAFE HARBOR STATEMENT: Statements made in this release concerning the Company's or management's intentions, expectations, or predictions about future results or events are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management's current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company's control; developments in the demand for the Company's products and services; relationships with the Company's major customers and suppliers; unanticipated delays, costs and expenses inherent in the development and marketing of new products and services; the impact of governmental laws and regulations; and competitive factors. Our forward-looking statements speak only as of the time made, and we assume no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company's current expectations are contained in the Company's Form 10-KSB for the year ended December 31, 2004.

                           Image Sensing Systems, Inc.
                          Condensed Statement of Income
                  (in thousands, except per share information):


                                      Three-Month Periods    Nine-month Periods
                                       Ended September 30    Ended September 30
                                      -------------------    ------------------
                                        2005        2004       2005       2004
                                      -------     -------    -------    -------
Revenue
  Royalty income                      $ 2,669     $ 2,511    $ 6,468     $5,698
  International sales                     794         566      1,646      2,880
                                      -------     -------    -------    -------
                                        3,463       3,077      8,114      8,578
Cost of revenue
  Royalty fee                             118         102        288        243
  Cost of sales                           322         219        653      1,415
                                      -------     -------    -------    -------
                                          440         321        941      1,658
                                      -------     -------    -------    -------
Gross profit                            3,023       2,756      7,173      6,920
Operating expenses
  Selling, marketing and product
   support                                480         565      1,805      1,784
  General and administrative              365         369      1,071        947
  Research and development                523         331      1,151        796
                                      -------     -------    -------    -------
                                        1,368       1,265      4,027      3,527
                                      -------     -------    -------    -------
Income from operations                  1,655       1,491      3,146      3,393
Other income                               66          21        172         45
                                      -------     -------    -------    -------
Income before income taxes              1,721       1,512      3,318      3,438
Income taxes                              576         535      1,166      1,162
                                      -------     -------    -------    -------
Net income                            $ 1,145     $   977    $ 2,152    $ 2,276
                                      =======     =======    =======    =======

Net income per common share
  Basic                               $  0.32     $  0.28    $  0.60    $  0.67
  Diluted                             $  0.30     $  0.26    $  0.56    $  0.60

Weighted average shares outstanding
  Basic                                 3,625       3,442      3,576      3,378
  Diluted                               3,851       3,818      3,865      3,798

                           Image Sensing Systems, Inc.
                             Condensed Balance Sheet
                                 (in thousands)

                                           September 30,     December 31,
                                               2005             2004
                                           -------------     -----------
Assets
   Current assets
     Cash and cash equivalents             $       5,902     $     1,262
     Investments                                   4,050           7,300
     Receivables                                   3,627           2,176
     Inventories                                     450             404
     Prepaid expenses and deferred taxes             181             324
                                           -------------     -----------
                                                  14,210          11,466
   Property and equipment, net                       244             127
   Goodwill and capitalized software
    development costs, net                         1,276           1,470
                                           -------------     -----------
                                                 $15,730         $13,063
                                           =============     ===========
Liabilities and Shareowners' Equity
   Current liabilities
     Accounts payable and accrued expenses $         789     $     1,110
     Income taxes payable                            379              30
                                           -------------     -----------
                                                   1,168           1,140
   Deferred income taxes                             144             144
   Shareholders' equity                           14,418          11,779
                                           -------------     -----------
                                           $      15,730     $    13,063
                                           =============     ===========

                           Image Sensing Systems, Inc.
                        Condensed Statement of Cash Flows
                                 (in thousands)

                                                       Nine-Month Periods Ended
                                                             September 30
                                                       ------------------------
                                                          2005          2004
                                                       ----------    ----------
Operating activities
Net income                                             $    2,152    $    2,276
Adjustments to reconcile net income to net cash
   provided by operations
     Depreciation and amortization                            275           247
     Changes in operating assets and liabilities           (1,276)         (634)
                                                       ----------    ----------
Net cash provided by operating activities                   1,151         1,889

Investing activities
  Purchase of property and equipment                         (199)          (61)
  Sale of short-term investments                            3,250            --
  Purchase of callable FHLB bonds                              --        (2,300)
                                                       ----------    ----------
Net cash provided by (used in) investing activities         3,051        (2,361)

Financing activity - proceeds from exercise of
   stock options                                              438           472
                                                       ----------    ----------

Increase in cash and cash equivalents                       4,640            --
Cash and cash equivalents, beginning of period              1,262         5,384
                                                       ----------    ----------
Cash and cash equivalents, end of period               $    5,902    $    5,384
                                                       ==========    ==========

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